Exhibit 99.1

CoStar Group Second Quarter 2020 Revenues Increase 16% Year-over-Year with June Sales Reaching All Time Record of $22 Million While Cash Position Exceeds $3.5 Billion

WASHINGTON – July 28, 2020 - CoStar Group, Inc. (NASDAQ: CSGP), the leading provider of commercial real estate information, analytics and online marketplaces, announced today that revenue for the quarter ended June 30, 2020, was $397 million, an increase of 16% over revenue of $344 million for the second quarter of 2019. Net income for the second quarter of 2020 was $60 million, or $1.60 per diluted share. Adjusted EBITDA (which excludes stock-based compensation, acquisition and integration related costs and other items as described below) for the second quarter of 2020 was $129 million, an increase of 17% compared to adjusted EBITDA of $110 million for the second quarter of 2019.

“Our team delivered an outstanding set of results in the second quarter as we grew revenue 16%, increased adjusted EBITDA by 17%, set a record sales month, raised $2.7 billion dollars in the equity and debt markets and acquired Ten-X – all while working 100% from remote locations,” said Andrew C. Florance, Founder and Chief Executive Officer of CoStar Group. “Our results indicate that our business is not only resilient but is in fact clearly countercyclical. Traffic to our Apartments.com and LoopNet marketplaces are at record levels, exceeding pre-pandemic levels. We had 62 million monthly unique visitors on our platforms in the second quarter, an increase of 13% over our record traffic levels of 55 million monthly unique visitors reached in the first quarter of 2020.”

Florance continued, “We generated company-wide net new sales bookings of $35 million in the second quarter of 2020, with sales levels increasing each month to a record $22 million of annualized net new sales in June. Our Apartments.com platform delivered record sales, traffic and revenue in the second quarter, once again demonstrating that our solutions are mission critical to our clients, and even more so in an environment of limited person-to-person contact. Our increased brand marketing campaign is producing strong results, generating over three billion impressions in the second quarter, an increase of 57% over the second quarter of 2019. Our investment to create higher levels of brand awareness is driving record sales results.”

Year 2019-2020 Quarterly Results - Unaudited
(in millions, except per share data)
	2019				2020
	Q1	Q2	Q3	Q4	Q1	Q2

Revenues	$328	$344	$353	$375	$392	$397
Net income	85	63	79	88	73	60
Net income per share - diluted	2.33	1.73	2.15	2.39	1.98	1.60
Weighted average outstanding shares - diluted	36.6	36.6	36.7	36.7	36.8	37.7

EBITDA	113	94	113	125	100	109
Adjusted EBITDA	125	110	129	142	124	129
Non-GAAP net income	92	82	96	103	90	88
Non-GAAP net income per share - diluted	2.53	2.23	2.61	2.82	2.44	2.34

Non-GAAP net income (which excludes amortization of acquired intangible assets, stock-based compensation and other items as described below) for the second quarter of 2020 was $88 million or $2.34 per diluted share.

2020 Outlook
With our strong financial results in the second quarter and the initial disruption from the COVID-19 pandemic behind us, we are reinstating guidance for the full year 2020.

The Company expects revenue in the range of $1.63 billion to $1.64 billion for the full year of 2020, representing growth of approximately 17% for the year. This guidance includes an estimated partial year 2020 revenue contribution from Ten-X of $25 to $30 million. We expect revenue for the third quarter of 2020 in the range of $415 million to $420 million, representing revenue growth of 18% year-over-year at the midpoint of the range.

The Company expects adjusted EBITDA in a range of $515 million to $525 million for the full year of 2020, an increase of 3% at the midpoint of the range compared to 2019. Ten-X is not expected to have a material impact on adjusted EBITDA in the second half of 2020. For the third quarter of 2020, the Company expects adjusted EBITDA in a range of $120 million to $125 million.

We expect full-year 2020 non-GAAP net income per diluted share in a range of $9.22 to $9.42 based on 38.3 million shares. For the third quarter of 2020, we expect non-GAAP net income per diluted share in a range of $2.00 to $2.10 based on 39.4 million shares. These ranges include an estimated non-GAAP tax rate of 25% for the full year and the third quarter.

The preceding guidance does not include any operating results from the proposed RentPath acquisition.

The preceding forward-looking statements reflect CoStar Group’s expectations as of July 28, 2020, including forward-looking non-GAAP financial measures on a consolidated basis, based on current estimates, expectations, observations and trends. Given the risk factors, rapidly evolving economic environment, and uncertainties and assumptions discussed in this release and in our quarterly reports on Form 10-Q and annual reports on Form 10-K, including uncertainties as a result of the COVID-19 pandemic and responses to it by, and the impact on, global economies, actual results may differ materially. Other than in publicly available statements, the Company does not intend to update its forward-looking statements until its next quarterly results announcement.

Reconciliation of EBITDA, adjusted EBITDA, non-GAAP net income and non-GAAP net income per diluted share to their GAAP basis results are shown in detail below, along with definitions for those terms. A reconciliation of forward-looking non-GAAP guidance to the most directly comparable GAAP measure, net income, can be found within the tables included in this release.

Non-GAAP Financial Measures
For information regarding the purpose for which management uses the non-GAAP financial measures disclosed in this release and why management believes they provide useful information to investors regarding the Company’s financial condition and results of operations, please refer to the Company’s latest periodic report.

EBITDA is a non-GAAP financial measure that represents GAAP net income attributable to CoStar Group before interest (expense) income and other (expense) income, loss on debt extinguishment, income taxes, depreciation and amortization.

Adjusted EBITDA is a non-GAAP financial measure that represents EBITDA before stock-based compensation expense, acquisition- and integration-related costs for pending and completed acquisitions, restructuring costs, and settlements and impairments incurred outside the Company’s normal course of business.

Non-GAAP net income is a non-GAAP financial measure determined by adjusting GAAP net income attributable to CoStar Group for stock-based compensation expense, acquisition- and integration-related costs for pending and completed acquisitions, restructuring costs, settlement and impairment costs incurred outside the Company's normal course of business and loss on debt extinguishment, as well as amortization of acquired intangible assets and other related costs, and then subtracting an assumed provision for income taxes. In 2020, the Company is assuming a 25% tax rate in order to approximate our statutory corporate tax rate excluding the impact of discrete items.

Non-GAAP net income per diluted share is a non-GAAP financial measure that represents non-GAAP net income divided by the number of diluted shares outstanding for the period used in the calculation of GAAP net income per diluted share. For periods with GAAP net losses and non-GAAP net income, the weighted average outstanding shares used to calculate non-GAAP net income per share includes potentially dilutive securities that were excluded from the calculation of GAAP net income per share as the effect was anti-dilutive.

Earnings Conference Call
Management will conduct a conference call at 5:00 PM EDT on Tuesday, July 28, 2020 to discuss earnings results for the second quarter 2020 and the Company’s outlook. The audio portion of the conference call will be broadcast live over the Internet at investors.costargroup.com. To join the conference call by telephone, please dial (833) 714-0936 (from the United States and Canada) or +1 778 560 2890 (from all other countries) and refer to access code 9066087. The webcast replay will also be available in the Investor section of CoStar Group's website for a period of time following the call.

CoStar Group, Inc.
Condensed Consolidated Statements of Operations - Unaudited
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019

Revenues	$397,159	$343,760	$789,006	$672,185
Cost of revenues	74,040	71,918	152,949	143,071
Gross profit	323,119	271,842	636,057	529,114

Operating expenses:
Selling and marketing (excluding customer base amortization)	130,461	119,075	255,568	207,169
Software development	39,001	28,455	80,611	56,383
General and administrative	57,403	42,337	116,276	82,413
Customer base amortization	14,935	7,175	26,419	14,857
	241,800	197,042	478,874	360,822

Income from operations	81,319	74,800	157,183	168,292
Interest (expense) income	(3,596)	4,678	(1,945)	8,890
Other (expense) income	(474)	538	367	539
Income before income taxes	77,249	80,016	155,605	177,721
Income tax expense	16,889	16,768	22,452	29,304
Net income	$60,360	$63,248	$133,153	$148,417

Net income per share - basic	$1.61	$1.74	$3.60	$4.09
Net income per share - diluted	$1.60	$1.73	$3.57	$4.06

Weighted average outstanding shares - basic	37,524	36,310	36,998	36,273
Weighted average outstanding shares - diluted	37,734	36,627	37,256	36,597

CoStar Group, Inc.
Reconciliation of Non-GAAP Financial Measures - Unaudited
(in thousands, except per share data)

Reconciliation of Net Income to Non-GAAP Net Income

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net income	$60,360	$63,248	$133,153	$148,417
Income tax expense	16,889	16,768	22,452	29,304
Income before income taxes	77,249	80,016	155,605	177,721
Amortization of acquired intangible assets	20,989	12,208	38,478	25,403
Stock-based compensation expense	9,527	13,816	24,707	25,845
Acquisition and integration related costs	10,031	492	18,744	741
Restructuring and related costs	—	2,180	—	2,248
Non-GAAP income before income taxes	117,796	108,712	237,534	231,958
Assumed rate for income tax expense *	25%	25%	25%	25%
Assumed provision for income tax expense	(29,449)	(27,178)	(59,384)	(57,989)
Non-GAAP net income	$88,347	$81,534	$178,150	$173,969

Net income per share - diluted	$1.60	$1.73	$3.57	$4.06
Non-GAAP net income per share - diluted	$2.34	$2.23	$4.78	$4.75

Weighted average outstanding shares - basic	37,524	36,310	36,998	36,273
Weighted average outstanding shares - diluted	37,734	36,627	37,256	36,597

* A 25% tax rate is assumed for 2020 and 2019, which approximates our statutory corporate tax rate.

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net income	$60,360	$63,248	$133,153	$148,417
Amortization of acquired intangible assets in cost of revenues	6,054	5,033	12,059	10,546
Amortization of acquired intangible assets in operating expenses	14,935	7,175	26,419	14,857
Depreciation and other amortization	6,990	6,546	13,757	13,010
Interest expense (income)	3,596	(4,678)	1,945	(8,890)
Other expense (income)	474	(538)	(367)	(539)
Income tax expense	16,889	16,768	22,452	29,304
EBITDA	$109,298	$93,554	$209,418	$206,705
Stock-based compensation expense	9,527	13,816	24,707	25,845
Acquisition and integration related costs	10,031	492	18,744	741
Restructuring and related costs	—	2,180	—	2,248
Adjusted EBITDA	$128,856	$110,042	$252,869	$235,539

CoStar Group, Inc.
Condensed Consolidated Balance Sheets - Unaudited
(in thousands)

	June 30, 2020	December 31, 2019
ASSETS
Current assets:
Cash, cash equivalents and restricted cash	$3,548,405	$1,070,731
Accounts receivable	127,030	96,788
Less: Allowance for credit losses	(13,363)	(4,548)
Accounts receivable, net	113,667	92,240
Prepaid expenses and other current assets	28,576	36,194
Total current assets	3,690,648	1,199,165

Long-term investments	—	10,070
Deferred income taxes, net	4,372	5,408
Property and equipment, net	104,316	107,529
Lease right-of-use assets	112,641	115,084
Goodwill	2,009,117	1,882,020
Intangible assets, net	437,550	421,196
Deferred commission costs, net	91,712	89,374
Deposits and other assets	13,868	9,232
Income tax receivable	14,806	14,908
Total assets	$6,479,030	$3,853,986

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$26,864	$7,640
Accrued wages and commissions	56,748	53,087
Accrued expenses	45,726	38,680
Income taxes payable	22,764	10,705
Lease liabilities	30,905	29,670
Deferred revenue	80,358	67,274
Total current liabilities	263,365	207,056

Long-term debt	745,000	—
Deferred income taxes, net	93,934	87,096
Income taxes payable	20,738	20,521
Lease and other long-term liabilities	131,672	133,720
Total liabilities	$1,254,709	$448,393

Total CoStar, Inc. stockholders’ equity	5,224,321	3,405,593
Total liabilities and stockholders’ equity	$6,479,030	$3,853,986

CoStar Group, Inc.
Condensed Consolidated Statements of Cash Flows - Unaudited
(in thousands)

	Six Months Ended June 30,
	2020	2019
Operating activities:
Net income	$133,153	$148,417
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	52,235	38,413
Amortization of deferred commissions costs	29,662	25,550
Amortization of debt issuance costs	508	438
Realized loss on investments	541	—
Non-cash lease expense	12,400	10,859
Stock-based compensation expense	24,053	25,845
Deferred income taxes, net	3,569	6,359
Credit loss expense	15,688	5,224
Foreign currency, net	(789)	—
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(37,364)	(10,898)
Income taxes payable	12,328	(5,577)
Prepaid expenses and other current assets	4,371	1,751
Deferred commissions	(32,122)	(33,397)
Other assets	(6,757)	236
Accounts payable and other liabilities	37,793	22,691
Lease liabilities	(14,126)	(12,977)
Deferred revenue	13,503	10,633
Net cash provided by operating activities	248,646	233,567

Investing activities:
Proceeds from sale and settlement of investments	10,259	—
Purchases of property and equipment and other assets	(12,782)	(14,387)
Cash paid for acquisitions, net of cash acquired	(184,502)	(13,721)
Net cash used in investing activities	(187,025)	(28,108)

Financing activities:
Proceeds from long-term debt	745,000	—
Repurchase of restricted stock to satisfy tax withholding obligations	(33,653)	(24,225)
Proceeds from equity offering, net of transaction costs	1,690,148	—
Proceeds from exercise of stock options and employee stock purchase plan	16,513	16,695
Other financing activities	(1,650)	(123)
Net cash provided by (used in) financing activities	2,416,358	(7,653)

Effect of foreign currency exchange rates on cash and cash equivalents	(305)	(410)
Net increase in cash, cash equivalents and restricted cash	2,477,674	197,396
Cash, cash equivalents and restricted cash at the beginning of period	1,070,731	1,100,416
Cash, cash equivalents and restricted cash at the end of period	$3,548,405	$1,297,812

CoStar Group, Inc.
Disaggregated Revenues - Unaudited
(in thousands)

	Three Months Ended June 30,
	2020			2019
	North America	International	Total	North America	International	Total
Information and analytics
CoStar Suite	$157,793	$7,260	$165,053	$145,910	$6,915	$152,825
Information services	25,022	5,514	30,536	18,659	2,118	20,777
Online marketplaces
Multifamily	145,541	—	145,541	120,488	—	120,488
Commercial property and land	56,006	23	56,029	49,505	165	49,670
Total revenues	$384,362	$12,797	$397,159	$334,562	$9,198	$343,760

	Six Months Ended June 30,
	2020			2019
	North America	International	Total	North America	International	Total
Information and analytics
CoStar Suite	$315,128	$14,881	$330,009	$286,883	$13,643	$300,526
Information services	50,712	12,206	62,918	35,250	4,377	39,627
Online marketplaces
Multifamily	283,001	—	283,001	234,756	—	234,756
Commercial property and land	112,968	110	113,078	96,910	366	97,276
Total revenues	$761,809	$27,197	$789,006	$653,799	$18,386	$672,185

CoStar Group, Inc.
Results of Segments - Unaudited
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
EBITDA
North America	$112,292	$95,001	$214,705	$210,269
International	(2,994)	(1,447)	(5,287)	(3,564)
Total EBITDA	$109,298	$93,554	$209,418	$206,705

CoStar Group, Inc.
Reconciliation of Non-GAAP Financial Measures with 2019-2020 Quarterly Results - Unaudited
(in millions, except per share data)

Reconciliation of Net Income to Non-GAAP Net Income

	2019				2020
	Q1	Q2	Q3	Q4	Q1	Q2

Net income	$85.2	$63.2	$78.6	$87.9	$72.8	$60.4
Income tax expense	12.5	16.8	20.3	26.4	5.6	16.9
Income before income taxes	97.7	80.0	98.9	114.3	78.4	77.2
Amortization of acquired intangible assets	13.2	12.2	12.5	17.4	17.5	21.0
Stock-based compensation expense	12.0	13.8	13.1	13.3	15.2	9.5
Acquisition and integration related costs	0.2	0.5	2.3	3.7	8.7	10.0
Restructuring and related costs	0.1	2.2	0.8	—	—	—
Settlements and impairments	—	—	—	(10.8)	—	—
Non-GAAP income before income taxes	123.2	108.7	127.6	137.9	119.8	117.7
Assumed rate for income tax expense *	25%	25%	25%	25%	25%	25%
Assumed provision for income tax expense	(30.8)	(27.2)	(31.9)	(34.5)	(30.0)	(29.4)
Non-GAAP net income	$92.4	$81.5	$95.7	$103.4	$89.8	$88.3

Non-GAAP net income per share - diluted	$2.53	$2.23	$2.61	$2.82	$2.44	$2.34

Weighted average outstanding shares - basic	36.2	36.3	36.3	36.4	36.5	37.5
Weighted average outstanding shares - diluted	36.6	36.6	36.7	36.7	36.8	37.7

* A 25% tax rate is assumed for 2020 and 2019, which approximates our statutory corporate tax rate.

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

	2019				2020
	Q1	Q2	Q3	Q4	Q1	Q2

Net income	$85.2	$63.2	$78.6	$87.9	$72.8	$60.4
Amortization of acquired intangible assets	13.2	12.2	12.5	17.4	17.5	21.0
Depreciation and other amortization	6.5	6.5	6.3	6.5	6.8	7.0
Interest (income) expense	(4.2)	(4.7)	(4.4)	(3.4)	(1.7)	3.6
Other (income) expense	—	(0.5)	(0.2)	(9.9)	(0.8)	0.4
Income tax expense	12.5	16.8	20.3	26.4	5.6	16.9
EBITDA	$113.2	$93.5	$113.0	$124.9	$100.2	$109.3
Stock-based compensation expense	12.0	13.8	13.1	13.3	15.1	9.5
Acquisition and integration related costs	0.2	0.5	2.3	3.7	8.7	10.0
Restructuring and related costs	0.1	2.2	0.8	—	—	—
Adjusted EBITDA	$125.5	$110.0	$129.2	$141.9	$124.0	$128.8

CoStar Group, Inc.
Reconciliation of Forward-Looking Guidance - Unaudited
(in thousands, except per share data)

Reconciliation of Forward-Looking Guidance, Net Income to Non-GAAP Net Income

	Guidance Range
	For the Three Months		For the Twelve Months
	Ended September 30, 2020		Ended December 31, 2020
	Low	High	Low	High

Net income	$39,000	$45,000	$239,000	$250,000
Income tax expense	10,000	11,000	53,000	56,000
Income before income taxes	49,000	56,000	292,000	306,000
Amortization of acquired intangible assets	25,000	25,000	87,000	87,000
Stock-based compensation expense	15,000	14,000	55,000	53,000
Acquisition and integration related costs	16,000	15,000	37,000	35,000
Non-GAAP income before income taxes	105,000	110,000	471,000	481,000
Assumed rate for income tax expense *	25%	25%	25%	25%
Assumed provision for income tax expense	(26,300)	(27,400)	(118,000)	(120,300)
Non-GAAP net income	$78,700	$82,600	$353,000	$360,700

Net income per share - diluted	$0.99	$1.14	$6.24	$6.53
Non-GAAP net income per share - diluted	$2.00	$2.10	$9.22	$9.42

Weighted average outstanding shares - diluted	39,400	39,400	38,300	38,300

* A 25% tax rate is assumed, which approximates our statutory corporate tax rate.

Reconciliation of Forward-Looking Guidance, Net Income to Adjusted EBITDA

	Guidance Range		Guidance Range
	For the Three Months		For the Twelve Months
	Ended September 30, 2020		Ended December 31, 2020
	Low	High	Low	High
Net income	$39,000	$45,000	$239,000	$250,000
Amortization of acquired intangible assets	25,000	25,000	87,000	87,000
Depreciation and other amortization	7,000	7,000	27,000	27,000
Interest and other expense, net	8,000	8,000	17,000	17,000
Income tax expense	10,000	11,000	53,000	56,000
Stock-based compensation expense	15,000	14,000	55,000	53,000
Acquisition and integration related costs	16,000	15,000	37,000	35,000
Adjusted EBITDA	$120,000	$125,000	$515,000	$525,000

All Contacts
Scott Wheeler
Chief Financial Officer
(202) 336-6920
swheeler@costar.com

Sarah Spray
Vice President
Investor Relations
(202) 346-6394
sspray@costar.com

About CoStar Group, Inc.

CoStar Group, Inc. (NASDAQ: CSGP) is the leading provider of commercial real estate information, analytics and online marketplaces. Founded in 1987, CoStar conducts expansive, ongoing research to produce and maintain the largest and most comprehensive database of commercial real estate information. Our suite of online services enables clients to analyze, interpret and gain unmatched insight on commercial property values, market conditions and current availabilities. STR provides premium data benchmarking, analytics and marketplace insights for the global hospitality sector. Ten-X provides a leading platform for conducting commercial real estate online auctions and negotiated bids. LoopNet is the most heavily trafficked commercial real estate marketplace online with over 7 million monthly unique visitors. Realla is the UK’s most comprehensive commercial property digital marketplace. Apartments.com, ApartmentFinder.com, ForRent.com, ApartmentHomeLiving.com, Westside Rentals, AFTER55.com, CorporateHousing.com, ForRentUniversity.com and Apartamentos.com form the premier online apartment resource for renters seeking great apartment homes and provide property managers and owners a proven platform for marketing their properties. CoStar Group’s websites attracted an average of approximately 62 million unique monthly visitors in aggregate in the second quarter of 2020. Headquartered in Washington, DC, CoStar maintains offices throughout the U.S. and in Europe, Canada and Asia with a staff of over 4,200 worldwide, including the industry’s largest professional research organization. For more information, visit www.costargroup.com.

This news release and the Company’s earnings conference call contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about CoStar's plans, objectives, expectations, beliefs and intentions and other statements including words such as “hope,” “anticipate,” “may,” “believe,” “expect,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or other comparable terminology. Such statements are based upon the current beliefs and expectations of management of CoStar and are subject to many risks and uncertainties. Actual results may differ materially from the results anticipated in the forward-looking statements and the assumptions and estimates used as a basis for the forward-looking statements. The following factors, among others, could cause or contribute to such differences: uncertainty surrounding the impact of the COVID-19 pandemic, including volatility in the international and U.S. economy, worker absenteeism or decreased productivity, quarantines or other travel or health-related restrictions; the length and severity of the COVID-19 pandemic; the pace of recovery following the COVID-19 pandemic; government and private actions taken to control the spread of COVID-19; the risk that the trends stated or implied by this release or in the earnings conference call cannot or will not be sustained at the current pace or may increase or decrease, including trends related to revenue, net income, non-GAAP net income, EBITDA, adjusted EBITDA, site traffic and visitors, sales, renewal rates, impressions and brand awareness; the risk that the Company is unable to sustain current revenue, earnings and net new sales bookings growth rates or increase them; the risk that CoStar and Ten-X cannot be combined successfully or that the acquisition does not produce the expected results; the risk that Ten-X’s auction platform is not combined into the Company’s product offerings when and as expected; the risk that the Company’s estimated results for Ten-X, including partial year 2020 revenue contribution and adjusted EBITDA impact in the second half of 2020 will not be as expected and stated in this release; the risk that revenues for the third quarter and full year 2020 will not be as stated in this press release; the risk that net income for the third quarter and full year 2020 will not be as stated in this press release; the risk that adjusted EBITDA for the third quarter and full year 2020 will not be as stated in this press release; the risk that non-GAAP net income and non-GAAP net income per diluted share for the third quarter and full year 2020 will not be as stated in this press release; the risk that the tax rate estimates stated in this press release may change; the possibility that the Company’s investment plans or strategy may change; and the possibility that the acquisition of RentPath does not close when expected or at all. More information about potential factors that could cause results to differ materially from those anticipated in the forward-looking statements include, but are not limited to, those stated in CoStar’s filings from time to time with the Securities and Exchange Commission, including in CoStar’s Annual Report on Form 10-K for the year ended December 31, 2019, and Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, each of which is filed with the SEC, including in the “Risk Factors” section of those filings, as well as CoStar’s other filings with the SEC available at the SEC’s website (www.sec.gov). All forward-looking statements are based on information available to CoStar on the date hereof, and CoStar assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.